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                                   EXHIBIT 10.2.4.2



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                              BMW OF NORTH AMERICA, INC.



                              DEALER STANDARD PROVISIONS


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                              BMW OF NORTH AMERICA, INC.



                              DEALER STANDARD PROVISIONS

                            APPLICABLE TO DEALER AGREEMENT


                                  TABLE OF CONTENTS


                                                                         Page
                                                                         ----

PARAGRAPH 1.       DEFINITIONS                                              1

   (a)             BMW                                                      1
   (b)             BMW NA                                                   1
   (c)             BMW Dealers                                              1
   (d)             BMW Products                                             1
   (e)             BMW Vehicles                                             1
   (f)             Dealer                                                   1
   (g)             Dealer Agreement                                         2
   (h)             Dealer's BMW Operations                                  2
   (i)             Dealer Forum                                             2
   (j)             Dealer's Officers                                        2
   (k)             Dealer Operating Requirements                            2
   (l)             Dealer Operating Requirements Addendum                   3
   (m)             Dealer Operator                                          3
   (n)             Dealer's Owners                                          3
   (o)             Dealer's Facility                                        3
   (p)             General Manager                                          4
   (q)             Improvement Addendum                                     4
   (r)             Net Purchase Price                                       4
   (s)             Original BMW Parts                                       5
   (t)             Primary Market Area                                      5

PARAGRAPH 2.       BASIC OBLIGATIONS OF BMW NA                              6

   (a)             Supply of BMW Products to Dealer                         6
   (b)             Assistance to Dealer                                     6
   (c)             Allocation of Vehicles                                   7


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PARAGRAPH 3.       BASIC OBLIGATIONS OF DEALER                              8

   (a)             BMW Sales, Service and Parts Supply                      8
   (b)             Conduct of Business                                      8
   (c)             Compliance with Dealer Operating
                     Requirements and Standards                             8
   (d)             Issuance of Improvement Addendum                         9

PARAGRAPH 4.       GENERAL REQUIREMENTS FOR DEALER'S OPERATIONS            10

   (a)             Business Hours                                          10
   (b)             Signs                                                   10
   (c)             Insurance                                               10
   (d)             Exclusive Ownership of BMW Trademarks                   11
   (e)             Use of BMW Trademarks by Dealer                         11
   (f)             Evaluation of Dealer's Facility                         12
   (g)             Sales of Used BMW Vehicles                              12
   (h)             Training                                                12
   (i)             Advertising                                             13
   (j)             Compliance with Laws                                    13

PARAGRAPH 5.       DEALER'S SALES OF BMW VEHICLES                          14

   (a)             Sales Promotion                                         14
   (b)             Sales Performance                                       14
   (c)             Demonstrators                                           14
   (d)             Retail Business Plan                                    15
   (e)             Performance Evaluation                                  15
   (f)             Down Payments and Trade Ins                             16
   (g)             Price Disclosure                                        16

PARAGRAPH 6.       CUSTOMER SERVICE                                        17

   (a)             Scope and Quality                                       17
   (b)             Disclosure and Use of Original BMW Parts                17
   (c)             Pre-Delivery Inspection                                 19
   (d)             BMW Service Booklet and BMW Drivers Handbook            19
   (e)             Compliance with Consumer Protection Statutes            19

PARAGRAPH 7.       DEALER RECORDS & REPORTS; ACCESS TO PREMISES            21

   (a)             Financial Records                                       21
   (b)             Management Information Systems Requirements             21
   (c)             Financial Statements                                    21
   (d)             Additional Reports                                      22
   (e)             Access to Dealer's Premises and Records                 22
   (f)             Confidentiality                                         23

PARAGRAPH 8.       DEALER'S PURCHASE OF BMW VEHICLES                       24

   (a)             Dealer's Purchase Price                                 24
   (b)             Payment                                                 24
   (c)             Line of Wholesale Credit                                24
   (d)             Shipment to Dealer                                      24

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   (e)             Claims Processing                                       25
   (f)             Passing of Risk                                         26
   (g)             Repair and Sale of Damaged BMW Vehicles                 26
   (h)             Option to Repurchase Damaged Vehicles                   26

PARAGRAPH 9.       DEALER'S INVENTORY AND PURCHASE OF BMW PARTS            28

   (a)             Minimum Inventory of Original BMW Parts                 28
   (b)             Dealer's Purchase Price                                 28
   (c)             Payment                                                 28
   (d)             Delivery                                                29
   (e)             Claims for Incomplete Delivery                          29
   (f)             Return of Defective Original BMW Parts                  29
   (g)             Right to Return Original BMW Parts                      29
   (h)             No Return of Special Materials                          30

PARAGRAPH 10.      ADDITIONAL PROVISIONS GOVERNING DEALERS PURCHASE
                   OF BMW PRODUCTS; DEALER'S INVENTORIES                   31

   (a)             State and Local Taxes                                   31
   (b)             BMW NA's Purchase Money Security Interest               32
   (c)             Return or Diversion of BMW Vehicles on
                     Failure to Accept                                     35
   (d)             Failure of or Delay in Delivery                         35
   (e)             Changes in Specifications                               36
   (f)             Changes by Dealer on BMW Products;
                     Compliance with Safety, Air Pollution,
                     Noise Control and Consumer
                     Warranty Requirements                                 36
   (g)             Inventories                                             37

PARAGRAPH 11.      WARRANTY TO CUSTOMERS                                   38

   (a)             BMW Warrantees                                          38
   (b)             Incorporation of BMW Warrantees in
                     Dealer's Sales                                        38
   (c)             Warranty Procedures                                     39

PARAGRAPH 12.      TERMINATION PRIOR TO EXPIRATION DATE; SUCCESSION        41

   (a)             Termination by Dealer                                   41
   (b)             Immediate Termination by BMW for Cause                  41
   (c)             Termination by BMW NA on 60 Days' Notice                43
   (d)             No Waiver by Failure to Terminate                       46
   (e)             Termination Upon Death or Permanent
                     Disability                                            47
   (f)             Successor to Dealer in Event of Death                   48
   (g)             Successor Nominee                                       49

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PARAGRAPH 13.      CONTINUATION OF BUSINESS RELATIONS                      51

   (a)             Continuation of Business Relations
                     After Expiration or Prior Termination                 51

PARAGRAPH 14.      RIGHTS AND LIABILITIES UPON EXPIRATION OR
                   PRIOR TERMINATION                                       52

   (a)             Pending Orders                                          52
   (b)             Purchase of Dealer's Inventory of BMW
                     Products by BMW                                       54
   (c)             BMW NA's Right to Specific Performance                  58

PARAGRAPH 15.      TRANSFER OF AGREEMENT                                   59

   (a)             Transfer, Sale or Assignment of Agreement
                     by Dealer                                             59

PARAGRAPH 16.      INDEMNIFICATION                                         60

   (a)             Indemnification by BMW NA                               60
   (b)             Indemnification by Dealer                               62
   (c)             Notification                                            64
   (d)             Allegation Involving Both BMW NA
                     and Dealer                                            65

PARAGRAPH 17.      MISCELLANEOUS PROVISIONS                                67

   (a)             Approval or Consent by BMW NA                           67
   (b)             Divisibility                                            67
   (c)             Termination of Prior Agreements                         67
   (d)             Notices                                                 68
   (e)             No Implied Waivers                                      68
   (f)             Dealer Not an Agent; Disclaimer of
                     Further Liability by BMW                              68
   (g)             Accounts Payable                                        69
   (h)             BMW NA's Continuing Security Interest                   69
   (i)             Assignment of BMW NA's Security Interest                70
   (j)             Headings                                                70
   (k)             Entire Agreement; Representations                       70

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The following Dealer Standard Provisions are made a part of and are incorporated into the Dealer Agreement.


DEFINITIONS
                                   PARAGRAPH 1

                                   In addition to the definitions contained in the Dealer Agreement, the following terms shall have the following meanings:

BMW (a)"BMW" shall mean Bayerische Motoren Werke AG, a company organized and existing under and by virtue of the laws of Germany, having its principal place of business at Munich, Germany;

BMW NA (b)"BMW NA" shall mean BMW of North America, Inc., a corporation organized under the laws of the State of Delaware, the exclusive importer and distributor of BMW Products in the United States;

BMW DEALERS                        (c)"BMW Dealers" shall mean all of the
                                   authorized BMW dealers which are signatories to a Dealer Agreement with BMW NA;

BMW PRODUCTS                       (d)"BMW Products" shall mean BMW Vehicles and
                                   Original BMW Parts;

BMW VEHICLE(S)                     (e)"BMW Vehicle(s)" shall mean new passenger
                                   car(s) manufactured by BMW or one of its manufacturing subsidiaries, sold by BMW NA and bearing the trademarks of BMW;

DEALER (f)"Dealer" shall mean a dealer authorized to sell BMW Products as appointed by BMW NA pursuant to this Agreement;

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DEALER AGREEMENT                   (g)"Dealer Agreement" or "Agreement" shall
                                   have the same meaning as set forth in Article B of the Dealer Agreement;

DEALER'S BMW OPERATIONS            (h)"Dealer's BMW Operations" or "BMW
                                   Operations" shall mean all activities of Dealer relating to the promotion and sale of BMW Products, the supply of Original BMW
                                   Parts, customer service for BMW Products, and/or all other operations of Dealer governed by this Agreement, such as sales of used BMW Vehicles;

DEALER FORUM                       (i)"Dealer Forum" shall mean the elected
                                   representatives of the BMW Dealers who
                                   perform the responsibilities set forth in Article F of the Dealer Agreement;

DEALER'S OFFICERS                  (j)"Dealer's Officers" shall mean all the
                                   persons named in Article C of the Dealer
                                   Agreement as officers of Dealer, as well as any other person who succeeds to any such executive and/or managerial position in
                                   Dealer in accordance with the Agreement;

DEALER OPERATING REQUIREMENTS      (k)"Dealer Operating Requirements" shall mean
                                   the Facility, Personnel, Financial, Equipment and Demonstrator Requirements published by
                                   BMW NA, as amended, cancelled or superseded from time to time by BMW NA following review by the Dealer Forum;

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DEALER OPERATING REQUIREMENTS      (l)"Dealer Operating Requirements
ADDENDUM Addendum" shall mean the Facility, Personnel, Financial, Equipment and Demonstrator Requirements applicable to Dealer, as amended or superseded from time to time by BMW NA following review with Dealer;

DEALER OPERATOR                    (m)"Dealer Operator" shall mean the person
                                   named in Article C of the Dealer Agreement as the person in charge of the Dealer's BMW
                                   Operations with authority to make all
                                   operating decisions on behalf of Dealer with respect to Dealer's BMW Operations and is the person upon whom BMW NA is relying to represent BMW Products and to act on Dealer's behalf, as well as any person who succeeds to such position in accordance with this Agreement;

DEALER'S OWNERS                    (n)"Dealer's Owners" shall mean all the
                                   persons named in Article C of the Dealer
                                   Agreement as the beneficial and record owners of Dealer, as well as any other person who acquires or succeeds to any beneficial interest or record ownership of Dealer in accordance with the Agreement;

DEALER'S FACILITY                  (o)"Dealer's Facility" shall mean the land
                                   and building(s) which constitute the
                                   authorized location established in accordance with the provisions of Article D of the Dealer Agreement for the conduct of the Dealer's BMW Operations;

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GENERAL MANAGER                    (p)"General Manager" shall mean the person
                                   named in Article C of the Dealer Agreement as the person in charge of Dealer's BMW Operations in the absence of the Dealer Operator, as well as any person who succeeds to such position in accordance with this Agreement;

IMPROVEMENT ADDENDUM               (q)"Improvement Addendum" shall mean the
                                   Addendum to this Dealer Agreement which lists the outstanding obligations of Dealer which must be met to ensure the continuation of this Agreement under Article G of this Agreement;

NET PURCHASE PRICE                 (r)"Net Purchase Price" shall mean the actual
                                   price at which Dealer purchased the certain
                                   BMW Product from BMW NA, which price shall include the addition or deduction of any and all rebates, refunds, credit allowances, discounts and other payments or adjustments made by BMW NA relative to such BMW Product.
                                   "Net Purchase Price" shall not include
                                   payments or adjustments in connection with Dealer Advertising Group (DAG) activities;

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ORIGINAL BMW PARTS BMW             (s)"Original BMW Parts" shall mean (i) any
                                   parts, accessories, and equipment for BMW
                                   Vehicles manufactured and/or sold by BMW and/or BMW NA and/or bearing the authorized trademarks of BMW, which parts, accessories and equipment usually are described as "Original" in packaging; and (ii) any equipment designed for use in BMW Operations (including special BMW tools) and any non-automotive accessories and other equipment including lifestyle items bearing the trademarks of BMW, which are supplied to Dealer by BMW NA; and

PRIMARY MARKET AREA                (t)"Primary Market Area" shall mean the area
                                   designed by BMW NA in which the Dealer is expected to focus its activities under this Dealer Agreement. Evaluation of Dealer's performance shall be primarily based upon Dealer's activities in its Primary Market
                                   Area;

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BASIC OBLIGATIONS OF BMW NA        PARAGRAPH 2



SUPPLY OF BMW PRODUCTS TO          (a)BMW NA agrees to sell and deliver BMW
DEALER                             Products to Dealer in accordance with this
                                   Agreement and the ability of the Dealer to store, display, sell and service BMW
                                   Products, as reflected in its Dealer
                                   Operating Requirements Addendum. BMW NA shall have no obligations to supply and Dealer shall not be entitled to receive BMW
                                   Products which exceed Dealer's ability to store, display, sell or service BMW Products as evidenced by its Dealer Operating
                                   Requirements Addendum.

ASSISTANCE TO DEALER               (b)BMW NA will assist Dealer in Dealer's BMW
                                   Operations through such means and upon such terms and conditions as BMW NA considers necessary and appropriate, including, among other things

                                   (1) Special training courses and meetings for Dealer's personnel;

                                   (2) Sales, service, and parts literature and other printed materials relating to bmw Products;

                                   (3) National advertising campaigns for BMW
                                   Vehicles;

                                   (4) Periodic suggestions and evaluations to assist Dealer in the conduct of its BMW Operations; and

                                   (5) Technical Assistance Hotline and Parts
                                   Telephone Support.

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ALLOCATION OF VEHICLES             (c) BMW NA agrees to sell and deliver BMW
                                   Products to Dealer in accordance with the provisions of this Agreement.

                                   (1) In making such sales and deliveries, BMW
                                   NA will consider Dealer's preferences, as well as its compliance with the resale and use restrictions of the Dealer Agreement, and will endeavor to make a fair and equitable allocation and distribution of the BMW Products available to it among its BMW dealers. BMW NA reserves the right to reduce allocation of BMW Vehicles to dealers which do not comply with the terms of the Dealer Agreement or the dealer Operating Requirements Addendum.

                                   (2) Dealer recognizes the possibility that from time to time BMW Products may not be available in sufficient quantities. In such event, Dealer agrees that BMW NA, in the exercise of its business judgment, may determine the method and manner of the allocation of BMW Products between dealer and BMW NA's other dealers. Upon Dealer's written request, BMW NA agrees to provide dealer with an explanation of the method used to distribute such BMW Products.

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BASIC OBLIGATIONS OF DEALER                                   PARAGRAPH 3

BMW SALES, SERVICE, AND PARTS      (a) Dealer assumes the responsibility for the
SUPPLY                             promotion and sale of BMW Products, the
                                   supply of Original BMW Parts, and customer service for BMW Products.

CONDUCT OF BUSINESS                (b) In the conduct of its business, Dealer
                                   will:

                                   (1) Safeguard and promote the reputation of BMW Products and the trademarks of BMW;

                                   (2) Refrain from negligent or willful conduct which may be harmful to the reputation or to the marketing of BMW Products or inconsistent with the public interest; and

                                   (3) Refrain from all deceptive, misleading, or unethical practices

COMPLIANCE WITH DEALER             (c) Dealer, recognizing that its
OPERATING REQUIREMENTS AND         responsibilities under this Agreement demand
STANDARDS FOR BMW DEALERS          the most effective use of its available
                                   facilities, capital and personnel, agrees to comply with its Dealer Operating Requirements
                                   Addendum. Dealer shall review said Addendum with BMW NA representatives at the Retail
                                   Business Plan Review; satisfy outstanding obligations under its Improvement Addendum, if applicable; and further comply with all reasonable standards established by BMW NA from time to time relating to Dealer's BMW
                                   Operations.

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ISSUANCE OF IMPROVEMENT            (d) BMW NA will notify Dealer in writing if
ADDENDUM Dealer fails to comply with any obligation, responsibility or requirement under the Dealer Agreement or the Dealer Operating Requirements Addendum ("Deficiency")

                                   (1) If Dealer fails to remedy the Deficiency following notice, BMW NA will issue to Dealer an Improvement Addendum or amend an existing Improvement Addendum, listing the Deficiency(s) and providing Dealer a reasonable date to satisfy the Deficiency(s).

                                   (2) Should Dealer reasonably request an
                                   extension of time in writing, a justified request for extension will not be unreasonably withheld; however under no circumstances is BMW NA obligated to grant more than 2 extensions.

                                   (3) Dealer's failure to satisfy the
                                   Deficiency(s) will jeopardize the Dealer's ability to renew the Dealer Agreement and could subject Dealer to early termination of this Agreement.

                                   (4) The Improvement Addendum will be
                                   cancelled once Dealer remedies the
                                   Deficiency(s).

                                   (5) An Improvement Addendum may be superseded by BMW NA at any time to reflect Dealer's progress toward satisfaction of the Deficiency(s).

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GENERAL REQUIREMENTS FOR                         PARAGRAPH 4
DEALER'S BMW OPERATIONS

BUSINESS HOURS                     (a) Throughout the term of the Agreement,
                                   Dealer shall operate Dealer's Facility
                                   during, and for not less than, the customary business hours of the trade.

SIGNS (b) Dealer agrees to display conspicuously at and around Dealer's Facility such BMW signs as BMW NA shall reasonably require.

INSURANCE                          (c) Dealer shall maintain comprehensive and
                                   excess liability insurance policies in an amount sufficient to meet all reasonably anticipated contingencies, including legal judgments entered against Dealer. In no event shall the aggregate value of the policies be less than Three Million Dollars
                                   ($3,000,000.00). The policy must be issued by an insurance company with a Best's insurance rating of "B+" or better.

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EXCLUSIVE OWNERSHIP OF BMW         (d) Dealer acknowledges BMW's exclusive
TRADEMARKS                         ownership, and the validity, of the BMW
                                   trademarks (including, without limitation, the BMW logo), both registered and common law, and shall not contest the same during the term of the Agreement or any time thereafter. Dealer and BMW NA agree to cooperate with each other in preventing any acts of trademarks infringement or unfair competition with respect to any BMW trademark, but BMW (or BMW NA, as BMW's agent with respect to trademark matters) shall have sole control over all actions and legal proceedings to suppress infringement of any unfair competition with respect to any BMW trademark.

USE OF BMW TRADEMARKS BY           (e) BMW NA grants Dealer a non-exclusive
DEALER                             license to use the BMW trademarks subject to
                                   the terms and conditions of the Agreement.
                                   Dealer agrees that it will use the trademarks in connection with the promotion and sale of BMW Products and consumer service for BMW
                                   Products only in such manner, at such
                                   location, to such extent, and for such
                                   purposes as BMW NA may specify from time to time. No BMW trademark may be used except in the color, size, form and style approved by BMW NA. Moreover, without the express prior written consent of BMW NA, Dealer will not use any BMW trademark as part of its corporate or business name.

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EVALUATION OF DEALER'S FACILITY    (f) Recognizing the Dealer's facilities
                                   affect Dealer's ability to discharge properly its responsibilities under this Agreement and the Dealer Operating Requirements Addendum, Dealer will ensure that Dealer's Facility complies with the applicable provisions of this Agreement, including such reasonable requirements and standards as BMW NA may prescribe from time to time.

SALES OF USED BMW VEHICLES         (g) Recognizing the importance to the success
                                   of Dealer's business of a well-operated BMW used car department, Dealer shall use its best efforts to maintain in presentable condition a properly illuminated used car display area in which used BMW Vehicles will be prominently displayed. Dealer shall not use any BMW trademark in connection with the sale of used BMW Vehicles unless Dealer complies fully with all requirements of BMW
                                   NA as to the standards, practices, and
                                   facilities for used car sales under the BMW trademarks.

TRAINING (h) Dealer agrees that its personnel will be trained in such special training courses as may be offered from time to time by BMW NA. Dealer shall require its personnel to meet with BMW NA personnel in the dealership or at other appropriate locations for the purposes of training and to use training materials as may be suggested from time to time by BMW NA.

ADVERTISING                        (i) Dealer agrees to advertise BMW Products
                                   and customer service for BMW Products in accordance with the standards set forth in Paragraph 3(b) and such other reasonable standards and guidelines as BMW NA may establish from time to time. Such advertising shall include, among other things, listings in local classified telephone directories identifying Dealer as an authorized dealer in BMW Products.

                                   Both BMW NA and Dealer recognize the need of maintaining uniformly high standards of ethical advertising of a quality and dignity consistent with the reputation of BMW Products in order to maintain public confidence and respect in Dealer, BMW NA, and BMW Products. Accordingly, Dealer agrees not to publish or cause to be published any advertising relating to BMW Products and customer service for BMW Products which is likely to deceive and mislead the public or to impair the goodwill of BMW NA or BMW Products. BMW NA reserves the right to require Dealer to cease any advertising inconsistent with this provision including the right to prohibit Dealer from using BMW Trademarks in advertising.

COMPLIANCE WITH LAWS               (j) Dealer shall comply with all applicable
                                   local, state and federal laws and
                                   regulations, including, but not limited to, laws and regulations requiring licensing and/or registration. Dealer agrees to disclose information as BMW NA may reasonably request with respect to the foregoing.

DEALER'S SALES OF BMW VEHICLES                  PARAGRAPH 5

SALES PROMOTION                    (a) Dealer will actively and effectively
                                   promote the sale of the full line of BMW
                                   Vehicles as it is authorized to promote and sell primarily in its Primary Market Area through regular contacts with owners and prospective owners and users of BMW Products consistent with the terms of this Dealer
                                   Agreement, and through such other means as reasonably may be required by BMW NA from time to time.

SALES PERFORMANCE                  (b) Within the limitations, if any, resulting
                                   from the quantity of BMW Vehicles made
                                   available to Dealer by BMW NA, Dealer shall achieve the best possible sales performance obtainable for BMW Vehicles. Such sales performance shall be evaluated on the basis of such reasonable and equitable criteria as may be determined from time to time by BMW
                                   NA.

DEMONSTRATORS                      (c) For purposes of demonstration, Dealer
                                   shall have available, at all times, such number of the most current model BMW Vehicles as required pursuant to the Dealer's
                                   Operating Requirements Addendum. Dealer shall maintain such BMW Vehicles in first-class operating condition at all times.

RETAIL BUSINESS PLAN               (d) Each Dealer shall develop a Retail
                                   Business Plan with objectives for the
                                   following year.  The annual Retail Business
                                   Plan will be discussed with and presented to the BMW NA representative at an annual retail business plan review. The final Retail
                                   Business Plan, as accepted by BMW NA, shall represent the goals and objectives of Dealer and contain the action plans developed by Dealer to achieve those goals and objectives and, in the case of an Improvement Addendum, address the means of complying with the terms of this Agreement.

PERFORMANCE EVALUATION             (e) Dealer and BMW NA agree that their
                                   primary purpose is to satisfy customers by properly servicing and promoting the sale of BMW Products within Dealer's Primary Market
                                   Area. Dealer and BMW NA will work together to achieve this purpose.

                                   (1) Dealer's compliance with the Retail
                                   Business Plan and Dealer's sales service and customer satisfaction performance will be reviewed and evaluated at least annually. BMW NA will provide to Dealer, in writing, its evaluation of Dealer's performance. Any written comments submitted by Dealer to BMW NA shall become part of a performance evaluation report.

                                   (2) BMW NA shall evaluate Dealer's
                                   performance based on, but not limited to:

                                   A.  Dealer's sales of BMW Products in
                                   Dealer's Primary Market Area;

                                   B.  Registrations attributable to Dealer in
                                   Dealer's Primary Market Area;

                                   C.  The sales and registrations of
                                   competitive vehicles in Dealer's Primary
                                   Market Area;

                                   D. Feedback from Dealer's customers measured by the results of the customer satisfaction surveys provided to Dealer by BMW NA;

                                   E. The trend of Dealer's performance over a reasonable period of time;

                                   F.  Significant local conditions that may
                                   have affected Dealer's performance;

                                   G. The general vehicle purchasing trends of the public; and

                                   H.  Dealer's compliance with its Dealer
                                   Operating Requirements Addendum and its
                                   Retail Business objectives.

DOWN PAYMENTS AND TRADE INS        (f) Payments received from customers, whether
                                   in money or in kind, which are to be applied towards the subsequent purchase of a new BMW
                                   Vehicle, shall be held for such customers in accordance with applicable law until such time as the transaction with respect to which such payments were received is consummated.

PRICE DISCLOSURE                   (g) Dealer shall deliver to any purchaser of
                                   a BMW Vehicle an itemized invoice and
                                   disclose any other information or give any notice required by law

CUSTOMER SERVICE                                PARAGRAPH 6

SCOPE AND QUALITY                  (a) Dealer shall provide the best possible
                                   customer service for all owners of BMW
                                   Vehicles whether or not the BMW Vehicle was sold by Dealer and shall promote its customer service and the sale of Original BMW Parts.
                                   Dealer shall not engage in any service
                                   practice with respect to any BMW Products if BMW NA has reasonably objected to the nature or quality of such practice.

DISCLOSURE AND USE OF ORIGINAL     (b) Dealer shall not use any parts other
BMW PARTS                          than genuine Original BMW Parts or parts
                                   expressly approved by BMW NA in the
                                   performance of warranty service in connection with the BMW New Car Limited Warranty and/or other BMW warranties.

                                   (2)  Dealer recognizes that its customers
                                   have a right to expect that any product that they purchase from Dealer meets the high quality standards associated with BMW Products In order to avoid confusion and minimize potential customer dissatisfaction, in any case where Dealer sells for use in the repair of any BMW Product any parts which are not genuine Original BMW Parts or parts approved by BMW or BMW NA, Dealer shall disclose to the customer that such parts are not genuine Original BMW Parts or parts approved by BMW or BMW NA, and, consequently, that such parts are not warranted by BMW NA. Such disclosure shall be in writing, conspicuous and set forth on the parts invoice, service or repair order. Dealer will also, by appropriate written notice, advise the customer of the source of such parts and extent of any warranty given by the supplier or manufacturer of such parts.

                                   (3)  Dealer shall not represent in any
                                   manner, sell or offer for sale as new,
                                   genuine Original BMW Parts or parts approved by BMW or BMW NA, any parts which are not in fact new, genuine Original BMW Parts or parts approved by BMW or BMW NA.

PRE-DELIVERY INSPECTION            (c) Before delivery to the customer, Dealer
                                   shall inspect and condition each new BMW
                                   Vehicle in accordance with quality
                                   certification and other pre-delivery
                                   inspection procedures furnished from time to time by BMW NA to Dealer. Evidence of completion will be determined at the discretion of BMW NA, through customer response to surveys or inspection documents maintained in Dealer's vehicle history file.

BMW SERVICE BOOKLET; BMW           (d) Upon delivery to a customer of a new BMW
DRIVER'S HANDBOOK                  Vehicle, Dealer will also deliver to the
                                   customer the BMW Service Booklet supplied by BMW NA for such BMW Vehicle, properly completed and stamped with Dealer's corporate or business name, the customer warranty information, including notification of any laws, rules or regulations addressed in subparagraph (e) below when required by applicable state law, and the appropriate BMW
                                   Driver's Handbook.

COMPLIANCE WITH CONSUMER           (e) Dealer acknowledges the existence and
PROTECTION STATUTES                applicability of various "repair or replace"
                                   laws or other consumer protection laws, rules and regulations. Dealer agrees to comply fully with the requirements of such laws, rules and regulations and Dealer will take no action which adversely affects BMW NA's rights and duties under these laws, rules and regulations.

                                   Moreover, Dealer agrees to use its best
                                   efforts to notify BMW NA promptly in writing of all situations in which "repair or replace" laws are or may be applicable. Dealer further agrees to take such other actions as BMW NA may reasonably require.

DEALER'S RECORDS AND REPORTS;                     PARAGRAPH 7
ACCESS TO DEALER'S PREMISES

FINANCIAL RECORDS                  (a) Dealer shall keep accurate and current
                                   books of account in accordance with
                                   accounting principles reasonably satisfactory to BMW NA so as to enable BMW NA to develop comparative data in order, among other things, to furnish to Dealer, for Dealer's benefit, business management assistance.

MANAGEMENT INFORMATION SYSTEMS     (b) To facilitate the efficient operation of
REQUIREMENTS                       the BMW NA dealer network and the accurate
                                   and prompt disclosure to BMW NA of dealership operations and financial information, Dealer agrees to install and maintain management information system facilities which are compatible with the computer system and software used by BMW NA and comply with the terms of the BMW Information Management
                                   Manual.

FINANCIAL STATEMENTS               (c) Dealer shall deliver or mail to BMW NA
                                   the following:

                                   (1) On or before the tenth (10th) day of each calendar month, on such forms as BMW NA reasonably may require, a financial and operating statement reflecting Dealer's BMW Operations for the preceding month and Dealer's total BMW Operations from the beginning of the calendar year to the end of the preceding month; and

                                   (2) Within three and one-half (3-1/2) months after the end of the calendar year, a financial and operating statement for such year. In the event BMW NA so requests in writing, such statement shall be reviewed by a certified public accountant.

ADDITIONAL REPORTS                 (d)  Dealer will furnish to BMW NA, on such
                                   forms and at such times as BMW NA reasonably may require, complete and accurate reports of dealer's sales and inventories of new BMW
                                   Vehicles, of used BMW Vehicles, of Original
                                   BMW Parts, and of other used automobiles.
                                   Dealer will also furnish to BMW NA such other reports as BMW NA reasonably may require from time to time. Dealer shall maintain such records for at least three years.

ACCESS TO DEALER'S                 (e)  Until the expiration or prior
PREMISES AND RECORDS               termination of the Agreement and thereafter
                                   until consummation of all the transactions referred to in paragraph 14 hereof, BMW NA, through its representatives, employees, and other designees, shall have the right, at all reasonable times during regular business hours, to inspect Dealer's BMW Operations, including the Dealer's Facility, records and accounts of Dealer relating to Dealer's BMW
                                   Operations. Dealer shall cooperate fully with, and take all actions necessary to facilitate such inspections.

CONFIDENTIALITY                    (f) BMW NA will not furnish any data
                                   submitted to it by Dealer to any third party unless authorized by Dealer, required by law, regulation or judicial, arbitral or administrative process; or pertinent to judicial, arbitral or administrative proceedings.

DEALER'S PURCHASES OF BMW VEHICLES              PARAGRAPH 8

DEALER'S PURCHASE PRICE            (a) BMW NA will sell BMW Vehicles to Dealer
                                   at such prices and upon terms as may be
                                   established from time to time by BMW NA.
                                   Dealer shall be responsible for payment of any and all sales taxes, use taxes, excise taxes and other governmental or municipal charges imposed or levied or based upon the sale of BMW Vehicles by BMW NA to or through Dealer.

PAYMENT (b) Payment for each BMW Vehicle purchased by Dealer shall be made in cash at the time of delivery unless the invoice provides otherwise, in which event the terms of the invoice shall govern. Receipt of any check, draft, or other commercial paper shall not constitute payment until BMW NA has received cash in full amount thereof. Dealer shall pay all collection charges.

LINE OF WHOLESALE CREDIT           (c) During the term of this Agreement, Dealer
                                   shall maintain exclusively for BMW Vehicles, an unrestricted line or lines of wholesale credit with a financing institution or institutions satisfactory to BMW NA in amounts as specified in the Dealer Operating
                                   Requirements Addendum.

SHIPMENT TO DEALER                 (d) BMW NA will endeavor, whenever
                                   practicable, to follow Dealer's requests with regard to route and method of shipment of BMW
                                   Vehicles but BMW NA reserves the right to ship BMW Vehicles purchased by Dealer hereunder by whatever mode of transportation, by whatever route, and from whatever point
                                   BMW NA may select. All shipping charges for BMW Vehicles will be borne by Dealer.

CLAIMS PROCESSING                  (e) In order to facilitate the processing of
                                   claims for damage against the carrier or carrier's insurer, Dealer hereby authorizes
                                   BMW NA to process, and BMW NA agrees that it will so process at its own cost and expense, all such claims in BMW NA's name but for Dealer's account in such manner and on such basis as BMW NA may reasonably determine.
                                   BMW NA shall not, however, be obliged to retain counsel or commence legal proceedings against carrier or carrier's insurer with respect to any such claims. Dealer also authorizes BMW NA to settle or compromise any such claims for less than the full amount thereof as BMW NA may in its sole judgment determine without the prior approval of Dealer.

                                   Immediately upon delivery of any BMW Products to Dealer, Dealer shall make a careful inspection of such Products and shall note any deficiency or damage in the BMW Products so delivered on the appropriate carrier delivery forms, which shall be signed by both the representatives of carrier and the representatives of Dealer. Dealer shall also follow any other pertinent procedures that may be established from time to time by BMW NA and will cooperate with BMW NA in processing any claims. Failure by Dealer to note any deficiency or damage upon delivery to Dealer and failure to follow any other pertinent procedures established by BMW NA shall constitute a waiver by Dealer of BMW NA's obligation to process any claim and Dealer shall be solely responsible for asserting and processing any such claims against the carrier.

PASSING OF RISK                    (f) All BMW Vehicles sold to Dealer shall be
                                   at Dealer's risk and peril from the time of delivery at BMW NA's established place of delivery whether to Dealer, Dealer's agent or a common carrier and during all subsequent transportation. It shall be the obligation of Dealer to insure against such risks for its benefit and at its expense.

REPAIR AND SALE OF                 (g) In the event that any BMW Vehicle sold by
DAMAGED BMW VEHICLES               BMW NA to Dealer should become damaged prior
                                   to its delivery by Dealer to a customer, Dealer shall, applying BMW approved repair practices and procedures, repair fully such damage so that such BMW Vehicle shall be placed in first-class salable condition prior to delivery. Dealer shall not market any BMW
                                   Vehicle if the quality or condition thereof has been reasonably objected to by BMW NA.
                                   Dealer shall comply with all state laws
                                   applicable to such sales and shall disclose to the customer all damage in accordance with applicable state law. Dealer will also disclose all damage when processing wholesale or retail trades of BMW Vehicles.

OPTION TO REPURCHASE               (h) In order to protect the integrity of BMW
DAMAGED VEHICLES                   Vehicles, Dealer's and BMW NA's reputation in
                                   the marketplace, Dealer agrees to notify BMW
                                   NA whenever any of Dealer's new and unused
                                   BMW Vehicles are substantially damaged. For the period of ten (10) business days from BMW
                                   NA's receipt of such notice, BMW NA shall have the first option to repurchase from Dealer such damaged BMW Vehicles at a price equal to the Net Purchase Price originally paid by Dealer to BMW NA less any monies or other consideration received by Dealer in connection with or relating to such damaged
                                   BMW Vehicles.

                                   Dealer agrees to assign its rights under any insurance contract with respect to such BMW Vehicles to BMW NA. In the event BMW NA exercises its option to repurchase as granted above, BMW NA reserves the right to make any payment hereunder directly to any party having a security interest in the BMW Vehicle being repurchased. BMW NA shall not be liable for any interest expense under this Paragraph 8 on returned vehicles, unless repurchased under this subparagraph (h).

DEALER'S INVENTORY AND                           PARAGRAPH 9
PURCHASE OF ORIGINAL BMW PARTS

MINIMUM INVENTORY OF               (a) Dealer shall acquire and at all times
ORIGINAL BMW PARTS                 maintain a minimum inventory of available
                                   Original BMW Parts necessary to satisfy
                                   adequately the needs of the market.

DEALER'S PURCHASE PRICE            (b) BMW NA shall sell Original BMW Parts to
                                   Dealer at such prices and upon such terms as may be established from time to time by BMW
                                   NA. Dealer is responsible for any and all sales taxes, excise taxes, use taxes and other governmental or municipal charges imposed or levied or based upon the sale of Original BMW Parts by BMW NA to Dealer, except federal excise taxes which may be included in the purchase price of BMW NA to Dealer. In the event of any increase in the prices established by BMW NA for Original BMW
                                   Parts, Dealer will have the right to cancel all orders for Original BMW Parts affected by the increase which are pending and unfilled at the time Dealer obtains notice of the increase, provided that BMW NA is notified in writing of such cancellation within ten (10) days from the time Dealer obtains such notice.

PAYMENT (c) Dealer's orders for Original BMW Parts will be filled on the basis of payment terms established from time to time by BMW NA for Dealer's account. Such terms may provide for open account, limited open account, C.O.D., or cash. Dealer will be invoiced at the time of shipment through the electronic Dealer Communications System. Dealer shall receive a month-end statement by the tenth day of the month following the date of invoice. Dealer shall render payment for the total amount of the monthly statement in accordance with the terms stated therein.

DELIVERY (d) Delivery of Original BMW Parts ordered by Dealer shall be made by common carrier or US mail and/or, if practical, in accordance with Dealer's specific request. If freight charges are to be paid by BMW NA, the most economical transportation will be selected.

CLAIMS FOR INCOMPLETE DELIVERY     (e) All claims for incomplete delivery of
                                   Original BMW Parts must be made by Dealer in writing immediately upon Dealer's receipt of shipment.

RETURN OF DEFECTIVE                (f) Dealer shall not sell, offer for sale or
ORIGINAL BMW PARTS                 install any Original BMW Parts if the nature
                                   or quality thereof has been reasonably
                                   objected to by BMW NA. Dealer may, after receipt of written authorization from BMW NA, return defective Original BMW Parts to BMW NA for credit, together with the original invoice indicating Dealer's purchase price of such Original BMW Parts. Such Original BMW
                                   Parts shall be shipped, shipping charges prepaid, to the destination specified by BMW
                                   NA. Dealer will be reimbursed for shipping charges prepaid by it on authorized returns of defective Original BMW Parts based on the lowest applicable rate of transportation by common carrier.

RIGHT TO RETURN                    (g) Dealer will notify BMW NA of any Original
ORIGINAL BMW PARTS                 BMW Parts ordered by Dealer in error within
                                   thirty five (35) days after receipt of
                                   shipment.  Dealer may return such Original
                                   BMW Parts, no later than thirty five(35) days after Dealer's receipt of specific authorization from BMW NA, for credit, which credit shall be applied based on the invoiced price of the returned
                                   Original BMW Parts. Such Original BMW Parts shall be returned, shipping charges prepaid, to the destination specified by BMW NA.
                                   Dealer may also return, after receipt of written authorization from BMW NA, Original
                                   BMW Parts shipped to Dealer due to BMW NA shipping error. Such Original BMW Parts shall be shipped, shipping charges prepaid, to the destination specified by BMW NA and Dealer shall be credited for such prepaid shipping charges as well as for the invoiced prices of the returned Original BMW Parts.

NO RETURN OF SPECIAL MATERIAL      (h) Dealer will not be entitled to return (1)
                                   any materials which have been acquired or specially fabricated by BMW NA upon Dealer's order, or (2) unlisted Original BMW Parts or assemblies.

ADDITIONAL PROVISIONS GOVERNING                  PARAGRAPH 10
DEALER'S PURCHASE OF BMW
PRODUCTS; DEALER'S INVENTORIES


STATE AND LOCAL TAXES              (a) With regard to each purchase of BMW
                                   Products, Dealer represents and warrants that:

                                   (1)  Such BMW Products are being purchased
                                   from BMW NA by Dealer for resale in the
                                   ordinary course of Dealer's business;

                                   (2)  Dealer has complied with all of the
                                   applicable provisions of local and state laws prerequisite to the collection and payment by Dealer of all sales, use, and excise taxes and other governmental or municipal charges applicable to all such resale transactions; and

                                   (3)  Dealer has furnished to BMW NA all
                                   resale certificates or similar documents required to perfect an exemption from any applicable sales and use tax.

                                   Dealer shall be responsible for payment of any and all taxes and other governmental or municipal charges imposed or levied in connection with the sale to Dealer by BMW NA of BMW Products or equipment supplied to Dealer by BMW NA.

                                   In the event that any BMW Products are put to a taxable use by Dealer or are in fact purchased by Dealer for purposes other than resale in the ordinary course of Dealer's business, Dealer shall make timely return and payment to the appropriate taxing authorities, as required by Paragraph 8(a), with respect to BMW Vehicles, and Paragraph

                                   9(b), with respect to Original BMW Parts, of all applicable sales, use and excise taxes, and other governmental or municipal charges imposed or levied or based upon the sale of such BMW Products by BMW NA to Dealer, and Dealer shall hold BMW NA harmless from any and all claims and demands which may be made by such taxing authorities against BMW NA with respect thereto.


BMW NA'S PURCHASE MONEY            (b)  In order to assure its prompt and
SECURITY INTEREST                  unconditional payment to BMW NA upon the
                                   terms and as and when due of any and all indebtedness, obligations or liabilities of
                                   Dealer to BMW NA for the purchase of each BMW
                                   Product ("Obligation's"), Dealer hereby
                                   grants, assigns and transfers to BMW NA a continuing first and senior lien on and security interest in each such BMW Product sold on credit, open account or limited open account to Dealer by BMW NA, all accessions and additions thereto, and all proceeds and products of each such BMW Product, whether now owned or hereafter acquired as welll as a security interest in cash incentives, holdbacks, bonuses or other BMW NA payables
                                   (the "Collateral"). In furtherance thereof and in recognition of BMW NA's status as a secured party having all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code:

                                   (1) In the event Dealer is in default of any Obligations or any of the events described in Paragraph 12(b) and (c) of this Agreement shall occur, and at any time thereafter, BMW NA may declare Dealer in default and may exercise the following rights and remedies, in addition to all other rights and remedies it has a secured party under the Uniform Commercial Code:

                                   (i)  To declare all Obligations of Dealer to
                                   BMW NA immediately due and payable; and

                                   (ii)  To require Dealer to assemble the
                                   Collateral and make it available to BMW NA for possession at a place designated by BMW NA which is reasonably convenient to both parties.

                                   (2)  With respect to all proceeds of the
                                   Collateral, including, without limitation, payments received by Dealer from a customer upon delivery of any BMW Product constituting Collateral and cash deposits received from a customer in anticipation of a future delivery of a BMW Product constituting Collateral to such customer, Dealer grants to BMW NA an irrevocable power of attorney to endorse all cash and non-cash proceeds of the Collateral to effect collection thereof, it being understood and intended by Dealer that such power of attorney is coupled with an interest; and Dealer shall:

                                   (i)  Upon demand by BMW NA, whether or not
                                   Dealer is in default of any Obligations, deposit not later than the business day following receipt, all proceeds of the Collateral or any portion thereof, in a separate bank account designated for that purpose and under the sole control of BMW NA;

                                   (ii)  Not commingle any proceeds of the
                                   Collateral to which BMW NA is entitled with other funds or property of Dealer until delivery of such proceeds to BMW NA has been completed, it being agreed and understood that the proceeds to which BMW NA is entitled shall be that portion of the proceeds upon sale of a BMW Product constituting Collateral which equals the Obligations with respect to such BMW Product; and

                                   (iii) Hold any proceeds of the Collateral to which BMW NA is entitled under Paragraph 10(b)(2) hereof separate and apart and upon express trust for BMW NA until such delivery or deposit.

                                   (3)  Dealer shall hold in trust each deposit
                                   of cash received from a customer in
                                   anticipation of a future delivery of a BMW
                                   Product constituting Collateral to such
                                   customer until such delivery is consummated.

                                   (4)  Dealer shall not sell, pledge, assign,
                                   transfer, lease, resell or otherwise dispose of any type of Collateral herein described or any interest in Collateral except in the ordinary course of Dealer's business or as may be authorized in writing by BMW NA.

                                   (5)  Dealer shall execute and deliver
                                   promptly to BMW NA one or more financing statements pursuant to the Uniform Commercial Code in form suitable for filing to perfect a purchase money security interest in the Collateral and otherwise satisfactory to BMW NA. Dealer irrevocably appoints BMW NA as its attorney in fact, to sign and file, in Dealer's name, financing statements at any time with respect to the Collateral and the proceeds thereof, it being understood and intended by Dealer that such power of attorney is coupled with an interest.

                                   (6)  The remedies provided in this Paragraph
                                   10(b) shall be in addition to any other
                                   rights and remedies provided in this
                                   Agreement or under applicable law.

RETURN OR DIVERSION OF BMW         (c)  In the event Dealer should fail or
VEHICLES ON DEALER'S FAILURE       refuse for any reason (other than an error by
TO ACCEPT                          BMW NA) to accept any BMW Vehicle delivered
                                   to Dealer's Facility, Dealer will reimburse
                                   BMW NA for all expenses incurred by BMW NA in returning such BMW Vehicle to the original point or in diverting it to another destination, as the case may be; but in no event shall Dealer be required to pay BMW NA an amount in excess of the expense of returning such BMW Vehicle to its original point of delivery to Dealer. Dealer forfeits any further rights it may have with respect to such rejected BMW Vehicle(s).

FAILURE OF OR DELAY IN DELIVERY    (d)  BMW NA will not be under any liability
                                   to Dealer for failure to deliver or for delay in making delivery if such failure or delay results from any event brought by causes other than willful or grossly negligent conduct of BMW NA, such as, for example, any event in the nature of force majeure, acts of God, acts of any government, foreign or civil wars, riots, interruptions of navigation, shipwrecks, strikes, lockouts, other labor troubles, embargoes, blockades, fires, explosions, sabotage, failures of BMW or of any other supplier of BMW NA to deliver, or delay of BMW or of any other supplier of BMW
                                   NA in making delivery.

CHANGES IN SPECIFICATIONS          (e)  BMW Products will be delivered by BMW NA
                                   to Dealer in accordance with standards
                                   applicable at the time of their manufacture.
                                   BMW NA and Dealer recognize and agree that BMW and/or BMW NA shall have the right, without limitation, at any time and from time to time, to make changes or modifications in the design specifications of BMW Products without notice to BMW NA or Dealer. BMW NA shall have no obligation to Dealer to make such change or modification with respect to BMW Products previously delivered to or ordered by Dealer or to make any refund or other adjustment for any BMW Products previously purchased by Dealer or being imported, manufactured or sold, whether or not the price of such BMW Products is affected thereby. No change shall be considered a model year change unless so specified by BMW.

CHANGES BY DEALER ON BMW           (f)  Dealer agrees not to make any
PRODUCTS; COMPLIANCE WITH          modifications or alterations to BMW Vehicles
SAFETY, AIR POLLUTION,             which alters the original engineering and/or
NOISE CONTROL AND CONSUMER         operating specifications of the vehicle.  BMW
WARRANTY REQUIREMENTS              NA may request Dealer to make such changes or
                                   refrain from making such changes on BMW
                                   Products as may be prescribed from time to time by BMW, and Dealer agrees to comply promptly with such requests. Dealer also agrees to take such steps and render such reports in connection with the National
                                   Traffic and Motor Vehicle Safety Act of 1966, the Consumer Product Safety Act, the
                                   Magnuson-Moss Warranty Act, or any other legislation or regulation pertaining to safety, air pollution, noise control or warranties to consumers, as may be required of automobile dealers or manufacturers or as BMW or BMW NA may request from time to time, and to comply with all such legislation and regulations in conducting Dealer's BMW Operations. BMW NA will reimburse Dealer for the reasonable cost of any Original BMW Parts, and labor in accordance with current warranty rates and procedures, which may be used by Dealer in making changes on BMW Products requested by BMW NA and/or BMW. Dealer agrees to indemnify and hold harmless BMW and BMW NA from and against any and all claims and liabilities arising from Dealer's failure or alleged failure to comply, in whole or in part, with any obligation assumed by Dealer pursuant to this paragraph. Dealer will communicate to BMW NA all suggestions with respect to improvements in BMW Products it may have or develop as a result of its experience.

INVENTORIES                        (g)  Dealer agrees that, in addition to
                                   maintaining the minimum inventory of Original
                                   BMW Parts required under Paragraph 9(a),
                                   Dealer will acquire, and at all times
                                   maintain, such inventory of available BMW
                                   Products as is necessary in accordance with the current and reasonably foreseeable volume of Dealer's business and to further Dealer's sales activities and to assure satisfactory customer service and supply of Original BMW
                                   Parts.

WARRANTY TO CUSTOMERS                            PARAGRAPH 11

BMW WARRANTEES                     (a)  Each BMW Vehicle supplied by BMW NA will
                                   be warranted to the customer by BMW NA in accordance with the New Car Limited Warranty and the Limited Warranty on Emission Control and the Limited Warranty Against Rust
                                   Perforation. Each Original BMW Part supplied by BMW NA will be warranted to the customer by BMW NA in accordance with the Limited
                                   Warranty on Original BMW Spare Parts or the
                                   Limited Warranty on Original BMW Spare Parts
                                   Purchased Over the Counter, as the case may be.

INCORPORATION OF BMW               (b)  Dealer agrees to make all sales of BMW
WARRANTEES IN DEALER'S SALES       Vehicles and Original BMW Parts in such a way
                                   that its customers acquire all rights in accordance with the New Car Limited Warranty, the Limited Warranty on Emission Controls, the Limited Warranty against Rust
                                   Perforation, the Limited Warranty on Original
                                   BMW Spare Parts or the Limited Warranty on
                                   Original BMW Spare Parts Purchased Over the
                                   Counter, as the case may be. Dealer will supply consumers with a copy of such warranties in such fashion as may from time to time be required by BMW NA or by applicable law. TO THE EXTENT PERMITTED BY
                                   APPLICABLE LAW, EXCEPT FOR THE NEW CAR
                                   LIMITED WARRANTY, THE LIMITED WARRANTY ON
                                   EMISSION CONTROLS, THE LIMITED WARRANTY
                                   AGAINST RUST PERFORATION, THE LIMITED
                                   WARRANTY ON ORIGINAL BMW SPARE PARTS AND THE
                                   LIMITED WARRANTY ON ORIGINAL BMW SPARE PARTS
                                   PURCHASED OVER THE COUNTER, BMW NA MAKES NO
                                   OTHER WARRANTIES, EXPRESS OR IMPLIED, TO
                                   CONSUMERS.

WARRANTY PROCEDURES                (c)  Dealer agrees to comply with the
                                   provisions of the current Warranty Policies and Procedures Manual supplied by BMW NA to Dealer and to follow the procedures established from time to time by BMW NA for the processing and disposition of warranty claims and the return and disposition of Original BMW Parts claimed to be defective.
                                   Dealer will also comply with all requests of BMW NA for the performance of service in response to warranty claims and will maintain detailed records of time and parts consumption as prescribed by BMW NA. Upon complying with such procedures and requests and maintaining such records, Dealer will be entitled to reimbursement for warranty claims at the current rate of reimbursement specified by BMW NA for Dealer provided that Dealer has the necessary equipment and qualified service personnel, as specified by BMW NA, to effect necessary warranty repairs.

                                   Strict adherence to the procedures
                                   established for processing warranty claims is necessary in order for BMW NA to process such claims fairly and expeditiously. BMW NA will be under no obligation with respect to warranty claims not made strictly in accordance with such procedures. Dealer's obligation hereunder extends to all BMW Vehicles and BMW Products under warranty presented to Dealer by a customer, regardless of whether Dealer sold the BMW Vehicle or BMW Product to such customer.

                                   Dealer is not authorized to assume or incur any other or additional warranty obligations or liabilities on behalf of either BMW or BMW NA. Any such other or additional obligations assumed or incurred by Dealer shall be solely the responsibility of Dealer, including the disclosure of the identity of the supplier or warrantor, the existence of a warranty, and the specific terms and conditions of such warranty to the consumer.

TERMINATION PRIOR TO EXPIRATION                PARAGRAPH 12
 DATE; SUCCESSION

TERMINATION BY DEALER              (a)  Dealer shall have the right to terminate
                                   the Agreement at any time by sending notice of such termination to BMW NA, by certified mail, return receipt requested, telegram, or overnight mail service sixty (60) days in advance of the effective date thereof.

IMMEDIATE TERMINATION BY BMW       (b)  Except to the extent a greater notice
NA FOR CAUSE                       period is required by any applicable statute,
                                   in which case the minimum notice period shall be deemed to be the minimum period required by such law, BMW NA shall have the right to terminate the Agreement for cause, with immediate effect, by sending notice of such termination to Dealer by certified mail return receipt requested, telegram, or overnight mail service, if any of the following events should occur:


                                   (1) Any material misrepresentation by any of the persons listed in Article C of the Dealer Agreement as to any fact relied upon by BMW NA in entering into this Agreement or approving such persons;

                                   (2)  Conviction of Dealer or of any of the
                                   persons listed in Article C of the Dealer
                                   Agreement, or pleading guilty or pleading nolo contendre by any of the foregoing, of any felony or for any material violation of law if BMW NA has reason to believe that such conviction or plea may adversely affect the conduct of Dealer's BMW Operations or would tend to be harmful to

                                   BMW, BMW NA, the reputation of BMW Products or the marketing of BMW Products;

                                   (3)  Submission by Dealer to BMW NA of a
                                   false or fraudulent report or statement or of a false or fraudulent claim for reimbursement, refund or credit, such as, for example, a false or fraudulent warranty claim;

                                   (4)  Grossly negligent or willful conduct on
                                   the part of Dealer that BMW NA determines, in the reasonable exercise of its discretion, to be harmful to the goodwill of BMW or BMW NA, the reputation of BMW Products or the marketing of BMW Products;

                                   (5)  Closure or cessation of Dealer's BMW
                                   Operations for a period of six (6)
                                   consecutive business days, unless such
                                   closure or cessation of operation is caused by some event beyond the control of the Dealer, such as strikes, civil war, riots, fires, floods, earthquakes, or other acts of God, and Dealer immediately resumes its customary operations after the cause of the closure or cessation of operations is removed;

                                   (6) Dissolution or liquidation of Dealer, if a partnership or corporation;

                                   (7)  Insolvency or business failure of
                                   Dealer, Dealer's inability to pay its debts as such debts become due; appointment of a receiver or custodian for all or any part of the property of Dealer; assignment for the benefit of creditors by Dealer; the commencement of a case or proceeding under any bankruptcy or insolvency laws by or against Dealer or any person or entity owning or holding, beneficially or otherwise, a majority or controlling interest in Dealer; or the subjection of all or any BMW Products to execution or other judicial process;

                                   (8) Termination of BMW NA's authorization as a BMW importer;

                                   (9)  The conduct, directly or indirectly, of
                                   any dealership operation at any location, other than that specifically approved herein for such operation, without the prior written approval of BMW NA; or

                                   (10) Any attempted or actual sale, transfer or assignment by Dealer of this Agreement or any of the rights granted Dealer hereunder, or any attempted or actual transfer, assignment or delegation by Dealer of any of the responsibilities assumed by it under this Agreement without the prior written approval of BMW NA.

TERMINATION BY BMW NA ON           (c)  Except to the extent a greater notice
60 DAYS' NOTICE                    period is required by any applicable statute,
                                   in which case the notice period shall be deemed to be the period required by such statute, BMW NA shall have the right to terminate the Agreement, on sixty (60) days notice, if any of the following situations exist and BMW NA has previously sent a written notice to Dealer with respect thereto:

                                   (1)  Any disagreement or personal
                                   difficulties between or among any of the persons listed in Article C of the Dealer Agreement which BMW NA has a reasonable basis to believe would have a materially adverse effect on the conduct of Dealer's BMW Operations or the presence in the management of Dealer of any person who BMW NA has a reasonable basis to believe does not have the requisite qualifications for the position;

                                   (2)  Impairment of the reputation or
                                   financial standing of Dealer or any of the persons listed in Article C of the Dealer Agreement or ascertainment by BMW NA of any facts existing at or prior to the time of execution of the Agreement which tend to impair such reputation or financial standing;

                                   (3)  Any reduction in value of Dealer's BMW
                                   Products or any act on the part of the
                                   Dealer, including without limitation, the existence of any liens or encumbrances upon BMW Products, which to any degree imperils the prospect of full performance or satisfaction of the Obligations of Dealer to BMW NA; or any change in the financial or other condition of Dealer which BMW NA has reason to believe unreasonably impairs BMW NA's security or increases its risk hereunder. By way of example such impairments might include failure to pay for BMW Products in accordance with the terms and conditions of sales and failure to establish and/or maintain for the duration of the Agreement, net working capital, adequate exclusive unrestricted wholesale lines of credit;

                                   (4) The importation, distribution or sale of BMW vehicles which are not originally manufactured or designed for use in the United States or the sale of BMW Products for resale or use outside the 50 United States or other violation of any BMW NA Export Policy established by BMW NA;

                                   (5)  Refusal to permit BMW NA to examine or
                                   audit Dealer's accounts and records as
                                   provided herein upon receipt by Dealer from BMW NA of written notice requesting such permission or information;

                                   (6)  Failure of Dealer to furnish accurate
                                   sales or financial information and related supporting data in a timely fashion;

                                   (7)  Subject to provisions contained herein
                                   with regard to any change in ownership
                                   occurring by reason of the death or permanent disability of Dealer's Owner(s), any change in Dealer's Owner(s) holding a majority or controlling ownership interest in Dealer, or any change, whether voluntary or by operation of law, in the ownership of beneficial interests in Dealer, or any appointment of Dealer Operator, without the prior written consent of BMW NA;

                                   (8)  Dealer's failure to take any actions
                                   pursuant to the National Traffic and Motor
                                   Vehicle Safety Act of 1966, the Consumer
                                   Product Safety Act, the Magnuson-Moss
                                   Warranty Act, or any other legislation or regulation pertaining to safety, air pollution, noise control, or warranties to consumers which may be required of automobile dealers or which BMW NA may request in implementing any action undertaken by BMW NA or BMW; or

                                   (9)  Any breach or violation of any material
                                   obligation contained in the Agreement or in connection with any transaction between BMW NA and Dealer; or the failure of Dealer to satisfy any deficiency(s) contained in the Improvement Addendum, or any material failure by Dealer to comply with a requirement established by BMW NA and communicated to Dealer in accordance with this Agreement.

                                   During the period such a situation continues to exist, BMW NA may modify its terms of payment with respect to Dealer to such extent as BMW NA may consider appropriate, irrespective of Dealer's credit standing or payment record.

NO WAIVER BY FAILURE               (d)  In the event BMW NA shall be entitled to
TO TERMINATE                       terminate the Agreement pursuant to the
                                   provisions of Paragraph 12(b) or Paragraph
                                   12(c) but shall fail to do so, such failure shall not be considered a waiver of the rights of BMW NA to so terminate the Agreement.

TERMINATION UPON DEATH             (e)  Death or permanent disability of any of
OR PERMANENT DISABILITY            Dealer's Owners holding a majority or
                                   controlling ownership interest in Dealer or the permanent disability of Dealer Operator may, at BMW NA's option, result in the termination of this Agreement, upon written notice by BMW NA to Dealer. BMW NA shall provide such notice within a reasonable time after such death or permanent disability.
                                   Termination hereunder shall be effective sixty (60) days from the date of such notice.

SUCCESSOR TO DEALER                (f)  Notwithstanding the above Paragraph
IN EVENT OF DEATH                  12(e), in the event of the death of any of
                                   the Dealer's Owners, if the beneficial
                                   interest in Dealer passes directly to the surviving spouse and children, or to any of them, and if:

                                   (1)  Either or both of the persons included
                                   in Article C(iv) and (v) of the BMW Dealer
                                   Agreement remain(s) unchanged; or

                                   (2)  Within ninety (90) days after the death
                                   of such Owner, arrangements are completed for the assumption of the management of Dealer by persons acknowledged in writing by BMW NA to be satisfactory to it, then BMW NA will not terminate the Agreement by reason of such death before the end of twelve (12) months after the death of such Owner and, if the Agreement expires sooner than twelve (12) months after the death of such Owner, BMW NA will offer to enter into a new Agreement with Dealer for an extension period equal to the difference between twelve months and the number of days between the date of death of such Owner and the expiration date of this Agreement. Such new Agreement will be in substantially the same form as the Agreement then currently offered by BMW NA to its Dealers. Prior to the expiration of such extension period and after completion of BMW NA's evaluation of the performance of Dealer's management during such period, BMW NA will review with Dealer the changes, if any, in the management or equity interests of Dealer required by BMW NA as a condition to renewing or extending the aforementioned new Agreement with Dealer.

SUCCESSOR NOMINEE                  (g)  Dealer may amend the Dealer Agreement to
                                   nominate a Successor, designating proposed
                                   Dealer Owner(s) of a Successor Dealer to be established if this Agreement is terminated because of death or permanent disability.
                                   Dealer may also cancel a Successor Nominee by providing notice to BMW NA that it intends to amend the Dealer Agreement to delete and/or substitute a new Successor Nominee. The request to amend the Dealer Agreement or to cancel a Successor Nominee must be executed by all Dealer's Owners and be received by BMW
                                   NA prior to such death or permanent
                                   disability. In the case of the nomination of a Successor, any proposed Dealer Owner(s) must be acceptable to BMW NA. If Successor
                                   Nominee is not acceptable to BMW NA, Dealer and BMW NA will create a developmental plan which, if successfully accomplished, will qualify the Successor Nominee to eventually become a Dealer Owner.

                                   In the case of cancellation of a Successor
                                   Nominee, BMW NA agrees to delete the name of the party listed in Article C(iv) upon receipt of that notice. If, due to changed circumstances, BMW NA believes or has a reasonable basis to believe the Successor Nominee is or should be disqualified, BMW NA will notify Dealer that the proposed owner is no longer acceptable. A subsequent Successor Nominee will be designated or a developmental plan will be created by mutual agreement between BMW NA and Dealer.

                                   If BMW NA has notified Dealer Owner's in writing before the death or permanent disability of such owners that BMW NA does not plan to continue to have a dealer at Dealer's location, BMW NA shall accept a Successor Nominee upon the Successor's written commitment to relocate Dealer's BMW Operation within a reasonable time to a mutually acceptable location.

CONTINUATION OF                                        PARAGRAPH 13
BUSINESS RELATIONS

CONTINUATION OF BUSINESS           (a)  The Agreement can be extended or renewed
RELATIONS AFTER EXPIRATION         only through an express written instrument to
OR PRIOR TERMINATION               that effect executed in accordance with
                                   Article I of the Dealer Agreement.  Any
                                   business relations of any nature whatsoever between BMW NA and Dealer after the expiration of the Agreement, or after its prior termination pursuant to Paragraph 12, without such written instrument shall not operate as an extension or renewal of the Agreement. Nevertheless, all such business relations, so long as they are continued, shall be governed by terms identical with the provisions of the Agreement.

RIGHTS AND LIABILITIES UPON                    PARAGRAPH 14
EXPIRATION OR PRIOR TERMINATION

PENDING ORDERS                     (a)  Upon the expiration or prior termination
                                   of the Agreement, all pending orders of
                                   Dealer for BMW Products previously accepted by BMW NA will be considered canceled and Dealer will immediately do the following:

BMW SIGNS                          (1)   Remove, at its own expense, all BMW
                                   signs displayed at Dealer's Facility and sell and deliver the same to BMW NA at Dealer's
                                   Facility in suitable condition and packing for transportation. Promptly following such delivery, BMW NA will pay to Dealer, Dealer's purchase price for such signs reduced by straight-line depreciation on the basis of a seven-year useful life;

DISCONTINUANCE OF USE OF BMW       (2)  Dealer acknowledges that the license and
TRADEMARKS                         right to the use of the BMW trademarks ceases
                                   upon Dealer's voluntary resignation or
                                   termination as a Dealer, or upon the
                                   expiration of this Agreement, whichever
                                   occurs first. In such event, Dealer will immediately cease holding itself out as a BMW dealer and refrain from the use of BMW trademarks in any fashion whatsoever.
                                   Moreover, Dealer agrees not to use any
                                   similar trademarks and refrain from any other activity which states or implies that it is authorized to deal in or service BMW
                                   Products. If Dealer shall refuse or neglect to comply with the provisions of Paragraph
                                   14(a)(1) and (2), Dealer shall reimburse BMW
                                   NA for all costs and expenses (including attorneys' fees) incurred by BMW NA in connection with legal proceedings to require
                                   Dealer's compliance;

ORDERS AND FILES                   (3)  Transfer to BMW NA, or BMW NA's designee
                                   or designees, all orders for sale by Dealer of BMW Vehicles and Original BMW parts then pending with Dealer, all deposits made thereon, whether in cash or in kind, and all of its warranty files and files of prospective customers for BMW Products, or complete copies of all such files;

CUSTOMER LISTS                     (4)  Provide BMW NA with the names and
                                   addresses of all customers who purchased BMW
                                   Vehicles from or by Dealer and the service records of all current and active service customers; and

LITERATURE                         (5)  Deliver to BMW NA at BMW NA's place of
                                   business, or to BMW NA's designee or
                                   designees, free of charge, any and all
                                   technical or service literature, advertising and other printed material relating to BMW
                                   Products then in Dealer's possession which were acquired or obtained by Dealer from BMW
                                   NA, such as, for example, sales instruction manuals and promotional materials.

PURCHASE OF DEALER'S INVENTORY     (b)  Within 90 days of the expiration or
OF BMW PRODUCTS BY BMW NA          prior termination of this Agreement and
                                   provided further that all Dealer's
                                   Obligations to BMW NA have been paid or
                                   satisfied in full, BMW NA, upon Dealer's compliance with the provisions hereinafter set forth, will purchase from Dealer and Dealer will sell and deliver to BMW NA, the following:

NEW BMW VEHICLE INVENTORY          (1)  All new, unused, undamaged and
                                   unmodified BMW Vehicles then unsold in
                                   Dealer's inventory which are in first-class salable condition and of the then current model year or the immediately preceding model year, provided that such BMW Vehicles were purchased by Dealer from BMW NA (or in the ordinary course of business, from other
                                   Dealers). The price for such BMW Vehicles shall be the Net Purchase Price at which they were originally purchased from BMW NA;

NEW ORIGINAL BMW PARTS INVENTORY   (2)  All new, unused and undamaged Original
                                   BMW Parts (other than the special BMW tools specifically covered in Paragraph 14(b)(3) below), in original packaging not classified as obsolete or "special" by BMW NA, and listed in the then current BMW Parts Price
                                   List, then unsold in Dealer's inventory which are in first-class, salable condition;
                                   provided such Original BMW Parts were
                                   purchased by Dealer from BMW NA. The price at which BMW NA will purchase such Original
                                   BMW Parts shall be the price last established by BMW NA under the BMW NA standard parts order for the sale of identical Original BMW
                                   Parts to Dealers, less a 15% handling and restocking charge; and

SPECIAL BMW TOOLS                  (3)  All required special BMW tools
                                   applicable to BMW Vehicles including
                                   electronic testing equipment (Suntester Model
                                   2013) and computer hardware and software, if any, provided that such tools were purchased by Dealer from BMW NA, and provided any sets of such tools are complete and no parts or components are missing or otherwise unusable.
                                   The price at which BMW NA will purchase such special BMW tools shall be reasonably determined by BMW NA, but in no event will such price be less than Dealer's purchase price for such tools reduced by straight-line depreciation on the basis of a three-year useful life.

                                   Any and all items to be sold by Dealer to BMW NA pursuant to the provisions of this Paragraph 14(b) shall be delivered by Dealer to BMW NA at Dealer's Facilities in suitable condition and boxed and/or packed for transportation, which transportation shall be at BMW NA's expense. In the event Dealer fails to so box and pack any Original BMW Parts or special BMW tools to be sold hereunder, BMW NA may do so and deduct the expenses of such boxing and packing from the applicable price thereof.

                                   As a condition precedent to the obligations of BMW NA under this Paragraph 14(b) to repurchase any BMW Vehicles, Original BMW Parts or special BMW tools, Dealer shall permit BMW NA and BMW NA's designee or designees, at such time and for such periods of time as BMW NA reasonably shall determine, to enter Dealer's Facility for the purpose of inspection and/or taking an inventory of all or any part of Dealer's stock of BMW Vehicles, Original BMW Parts and special BMW tools. At the request of BMW NA, Dealer shall comply in all respects with the provisions of all applicable bulk sales acts or similar statutes protecting a transferee of personal properly with respect to liabilities of the transferor.

                                   In making payments in accordance with this Paragraph 14(b), BMW NA reserves the right to do the following:

                                   (i)  To pay any financial institution
                                   retaining a security interest in any of the items to be repurchased by BMW NA such sums as are necessary to obtain good, unencumbered and marketable title to such items;

                                   (ii) To pay any claimant, in accordance with any applicable statute, such sums as may be necessary to acquire good, unencumbered and marketable title, free of any interest, right or claim of such claimant, to the items being repurchased by BMW NA; and

                                   (iii) To set off the amount due Dealer
                                   including, without limitation, amounts due
                                   Dealer from BMW NA for the repurchase of BMW
                                   Products hereunder against any amount which may be due BMW NA from Dealer, including, without limitation, reimbursement of expenses incurred by BMW NA pursuant to (i) or (ii) above.

                                   Notwithstanding anything to the contrary contained in this Paragraph 14(b), in no event will BMW NA be required to purchase any item from Dealer unless Dealer is able to convey title to such item free and clear of all liens, claims, encumbrances and security interests.

BMW NA's RIGHT TO SPECIFIC         (c)  Since Dealer's performance of its
PERFORMANCE                        obligations under this Paragraph 14 is of
                                   such a nature that it is impossible to
                                   measure, in money, the damages which will be suffered by BMW NA in the event Dealer should fail to perform any of these obligations, Dealer agrees that, in the event of any such failure or performance on its part, BMW NA will be entitled to maintain an action or proceeding to compel the specific performance by Dealer of these obligations and Dealer agrees not to urge in any such action or proceedings the claim or defense that BMW NA has an adequate remedy at law.

TRANSFER OF AGREEMENT                            PARAGRAPH 15

TRANSFER, SALE OR ASSIGNMENT       (a)  Dealer shall not transfer, sell or
OF AGREEMENT BY DEALER             assign, or attempt to transfer, sell or
                                   assign, the Agreement or sell or transfer any right or delegate any duty, or obligation or responsibility of Dealer under the Agreement.
                                   If a transfer, sale or assignment of Dealer's
                                   BMW Operations is approved by BMW NA, then
                                   BMW NA shall offer the transferee or assignee of Dealer the right to enter into a new
                                   Agreement in substantially the same form as the Agreement then currently offered by BMW
                                   NA to its dealers.

INDEMNIFICATION                                   PARAGRAPH 16

INDEMNIFICATION BY BMW NA          (a) Subject to the provisions of this
                                   Paragraph 16, BMW NA shall indemnify and hold
                                   Dealer harmless against any judgment which may be rendered against Dealer, plus reasonable attorney fees and court costs, resulting from lawsuits seeking monetary damages commenced against Dealer by third parties concerning:

                                   (1)  Bodily injury or property damage
                                   (including damage to BMW Products) claimed to have been caused by an alleged defect in the design, manufacture or assembly of BMW Products; provided, however, that any claimed defect in manufacture or assembly was not such as should have been detected by Dealer in a reasonable inspection of the BMW Products, whether in the performance of the Dealer's pre-delivery inspection and conditions or otherwise;

                                   (2)  Failure of BMW Products to conform,
                                   because of changes in standard equipment or material component parts, to any description thereof set forth in advertisements or product brochures made available to Dealer by BMW NA and allegedly relied on by the first retail purchaser thereof, unless Dealer shall have received written notice of such changes from BMW NA prior to the date of delivery of the affected BMW Product to such purchaser, or

                                   (3)  Any substantial damage to BMW Products
                                   repaired by BMW NA prior to the time any affected


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                                   BMW Product is delivered to the Dealer,
                                   unless Dealer shall have received written notice of such damage and repair from BMW NA prior to the date of delivery of the affected BMW Product to the first retail purchaser thereof.

                                   In the event that any lawsuit making
                                   allegations as set forth in (1) through (3) above is brought naming Dealer as a defendant, BMW NA will, following receipt of notice as provided in subparagraph (c) of this Paragraph 16, undertake at its sole expense and through counsel selected or approved by BMW NA, the defense of said action on behalf of Dealer.

                                   BMW NA is specifically authorized by Dealer to settle or to continue to defend any such lawsuit brought against Dealer, provided that BMW NA shall be solely liable for the payment of the amount of any settlement which it effects or judgment that is rendered.

                                   Should BMW NA for any reason refuse to
                                   undertake the defense of Dealer when it is otherwise obligated to do so under this subparagraph, Dealer may conduct its own defense and, in that event, BMW NA's liability shall be limited solely to the costs of such defense, including reasonable attorney fees, court costs and the amount of any judgment or final settlement paid by Dealer (provided, however, that Dealer shall notify BMW NA within twenty (20) days of such judgment or settlement).

                                   BMW NA shall have the right to decline to accept Dealer's


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

                                   defense or, after accepting the defense but prior to trial, to tender the defense back to Dealer, and Dealer shall accept such tender if BMW NA reasonably concludes that the allegations or claims being pursued are no longer those set forth in (1) through (3) above.

INDEMNIFICATION BY DEALER          (b)  Subject to the provisions of this
                                   Paragraph 16, Dealer shall indemnify and hold
                                   BMW NA harmless against any judgment which may be rendered against BMW NA, plus reasonable attorney fees and court costs, resulting from lawsuits seeking monetary damages commenced against BMW NA by third parties concerning:

                                   (1)  Dealer's alleged failure to perform or
                                   negligent or willfully malfeasant performance of (1) the service obligations assumed by it pursuant to Paragraph 6 of the Dealer Standard Provisions, or (2) any maintenance or repair service on BMW Products or such other motor vehicles or products as may be sold or serviced by Dealer:

                                   (2)  Dealer's alleged breach of any contract
                                   between Dealer and Dealer's customer,
                                   provided, however, that the breach was not caused by any act or omission on the part of BMW NA concerning which BMW NA unreasonably failed to notify Dealer prior to the date of Dealer's entering into the contract with its customer:

                                   (3) Dealer's alleged independent warranties, misleading statements, misrepresentations, or unfair or deceptive acts or practices,


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

                                   whether through advertisements or otherwise, affecting any individual or entity; provided, however, that the alleged warranties, statements, representations, deceptive acts or practices or advertisements are-not based on information or material produced or supplied by BMW NA and not subsequently superseded or withdrawn by BMW NA upon written notification to Dealer.

                                   In the event that any lawsuit making
                                   allegations as set forth in (1) through (3) above is brought naming BMW NA as a defendant, Dealer will, following receipt of notice as provided in subparagraph (c) of this Paragraph 16, undertake at its sole expense and through counsel selected by Dealer and approved by BMW NA, the defense of said action on behalf of BMW NA. Dealer is specifically authorized by BMW NA to settle or to continue to defend any such lawsuit brought against BMW NA, provided that Dealer shall be solely liable for the payment of the amount of any settlement which it effects or judgment that is rendered.

                                   Should Dealer for any reason refuse to
                                   undertake the defense on behalf of BMW NA when it is otherwise obligated to do so under this subparagraph, BMW NA may conduct its own defense and, in that event, Dealer's liability shall be limited solely to the costs of such defense including reasonable attorney fees, court costs and the amount of any judgment or final settlement paid by BMW NA (provided, however, that BMW NA shall notify Dealer within twenty (20) days of such judgment or settlement).


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

                                   Dealer shall have the right to decline to accept BMW NA's defense or, after accepting the defense but prior to trial, to tender the defense back to BMW NA, and BMW NA shall accept such tender, if Dealer reasonably concludes that the allegations being pursued are no longer those set forth in (1) through
                                   (3) above.

NOTIFICATION                       (c)  Whenever a lawsuit is commenced against
                                   either BMW NA or Dealer or both of them, each shall, within fifteen (15) days after service of the complaint, notify the other in writing of any request to assume its defense and to indemnify it, and shall provide at the time copies of any pleadings or any other court papers which have been served upon the party giving notice, as well as all information then available regarding the first customer, the plaintiff and the circumstances giving rise to the suit.

                                   IN THE EVENT THIS PROVISION IS FOR ANY REASON NOT COMPLIED WITH, SUBPARAGRAPHS (a) AND (b) OF THIS PARAGRAPH 16 SHALL NOT APPLY FOR PURPOSES OF THAT LAWSUIT OR WITH RESPECT TO ANY CLAIM OR LAWSUIT ARISING OUT OF ALLEGATIONS OR TRANSACTIONS ANTEDATING THE FIRST CLAIM OR LAWSUIT INVOLVING THE AFFECTED BMW PRODUCT.

                                   The request to assume the defense and to indemnify shall be accepted or rejected, in writing, by the party to whom it is delivered within thirty (30) days following its receipt. Prior to receipt of a response to its request, each party agrees to take all


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

                                   reasonable steps to ensure that the defense to the action is in no way prejudiced, whether by action or inaction. If the request is accepted, the party making the request shall cooperate fully in the defense of the suit in such manner and to such extent as the party assuming the defense may reasonably require; provided, however, that subparagraphs (a) and (b) of this Paragraph 16 shall be applicable commencing with the date on which the request is accepted and any expenses or other obligations incurred prior to such acceptance by the party making the request shall be borne solely by such Party.

ALLEGATIONS INVOLVING BOTH BMW     (d)  If at any time in a lawsuit it is
NA AND DEALER                      alleged that there is liability on the part
                                   of both BMW NA (on any or all of the bases set forth in subparagraph (a) of this Paragraph 16) and Dealer (on any or all of the bases set forth in subparagraph (b) of this Paragraph 16), each party shall be responsible for its own defense, including costs and attorneys fees, unless at any time after the commencement of such suit one party offers to undertake the total defense and the other party agrees thereto in writing, in which event the provisions of subparagraphs
                                   (a) and (b) hereof shall be controlling, as appropriate to the circumstances of such agreement.


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

                                   The responsibility of BMW NA or Dealer for its own defense pursuant to this sub-paragraph (d), or pursuant to any other circumstances not within the scope of this Paragraph 16, shall in no way affect or alter the legal rights, if any, either may have to indemnification or contribution from the other.




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

MISCELLANEOUS PROVISIONS                          PARAGRAPH 17

APPROVAL OR CONSENT BY BMW NA      (a) Any approval or consent given by BMW NA
                                   must be in writing and signed by duly
                                   authorized representatives of BMW NA.

DIVISIBILITY                       (b) If any provision of this Agreement
                                   contravenes or is prohibited by the laws of any state or other jurisdiction which are held to be applicable to this Agreement, such provision shall be limited to the extent necessary so that it will not render this Agreement invalid, unlawful or unenforceable, in whole or part, under such laws, but all other provisions of this Agreement shall remain in full force and effect.

TERMINATION OF PRIOR AGREEMENTS    (c) This Agreement terminates and supersedes
                                   all prior written or oral agreements, if any, between BMW NA (or any predecessor of BMW NA) and Dealer relating to the subject matter hereof, except with respect to any trade indebtedness which may be owing by either BMW
                                   NA or Dealer to the other and except that this Agreement shall not operate to cancel any of Dealer's unfilled orders with BMW NA for any BMW Products placed with BMW NA pursuant to the provisions of any agreement terminated or superseded by this Agreement.


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

NOTICES (d) Any notices under or pursuant to the provisions of this Agreement shall be directed to the respective addresses of the parties as stated in the Dealer Agreement or, if either of the parties shall have specified another address by notice in writing to the other party, to the address thus last specified. The parties shall advise each other promptly, in writing, of any change of address.

NO IMPLIED WAIVERS                 (e) Except as otherwise provided in this
                                   Agreement, the failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself.

DEALER NOT AN AGENT;               (f) Dealer will conduct its BMW Operations on
DISCLAIMER OF FURTHER              its own behalf and for its own account.
LIABILITY BY BMW NA AND BMW        Dealer has no power or authority to act for
                                   or to bind BMW and/or BMW NA Except as
                                   expressly provided in the Agreement, BMW NA will not be liable for any expenditure made or incurred by Dealer in connection with Dealer's performance of its obligations pursuant to the Agreement. Dealer is not an agent of BMW NA, and BMW NW owes no fiduciary duty to dealer.


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

                                   Dealer agrees that it has no rights, without limitation, arising from or in connection with any agreement between BMW NA and any other BMW dealer and that Dealer is not a third party beneficiary of any such agreement. Nothing herein grants Dealer any rights to enforce any such agreement. Dealer also agrees that no third party shall have any enforceable rights under this Agreement.

ACCOUNTS PAYABLE                   (g) All monies or accounts due Dealer shall
                                   be net of Dealer's indebtedness to BMW NA, its subsidiaries and affiliates. Following thirty (30) days written notice to Dealer, BMW NA may: (1) deduct any amounts due or to become due from Dealer to BMW NA, its subsidiaries and affiliates, and/or (2) set-off any amounts due from Dealer which are being held by BMW NA, its subsidiaries and affiliates, relating to this Dealer Agreement or any other agreement between dealer and any of those parties.

BMW NA'S CONTINUING SECURITY       (h) Except as specifically provided by any
INTEREST                           other provision of this Agreement, the
                                   security interest granted to BMW NA hereunder shall not be affected by any provision in any other instrument, including, but not limited to, invoices, purchase orders, purchase order acknowledgments and other forms; and the terms of this Agreement relating to such security interest may only be modified, amended or changed by a writing signed by both parties and specifically referring to this Agreement.

ASSIGNMENT OF BMW NA'S             (i) BMW NA may assign the security interest
SECURITY INTEREST                  granted to it under this Agreement or any
                                   part thereof, including its security interest in particular items of Collateral and, upon notifying the Dealer, the assignee shall be entitled to the full performance of the covenants, rights and remedies contained in Paragraph 10 of the Agreement in so far as they apply to the Collateral assigned.
                                   Dealer will not assert any claims, defenses or offsets against the assignee that it may have against BMW NA.

HEADINGS (j) The headings contained in this Agreement have been inserted for convenient reference only and shall not in any way affect the construction, interpretation or meaning of the text.

ENTIRE AGREEMENT;                  (k) This Agreement contains the entire
REPRESENTATIONS                    agreement between BMW NA and Dealer.  Dealer
                                   acknowledges that no representation or
                                   statement has been made to it on behalf of BMW, BMW NA and/or any agents, representatives or employees of either BMW or BMW NA that in any way tend to change or modify any of the terms or provisions of the Agreement or that in any manner prevents this Agreement from becoming effective. Dealer further acknowledges that there is no other agreement or understanding, except those specifically provided for in this Agreement, either oral or written, between Dealer and BMW and/or BMW NA affecting this Agreement or relating to the subject matter hereof.


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